EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 1997, except with respect to the matters discussed in Notes 4 and 14 therein, as to which the date is March 21, 1997, included in IVAX Corporation's Annual Report on Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this Registration Statement.


ARTHUR ANDERSEN LLP



Miami, Florida,
April 2, 1997